Exhibit 10.1



                            UNITED STATES OF AMERICA
                                   Before the
                          OFFICE OF THRIFT SUPERVISION


-------------------------------------------
In the Matter of                           )    Order No.: WN-09-032
                                           )
HARRINGTON WEST FINANCIAL                  )    Effective Date: October 14, 2009
 GROUP, INC.                               )
                                           )
Solvang, California                        )
OTS Docket No. H2621                       )
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                            ORDER TO CEASE AND DESIST
                            -------------------------


     WHEREAS, Harrington West Financial Group, Inc., Solvang, California, OTS Docket No. H2621 (Holding Company), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

     WHEREAS, the Holding Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. ss. 1818(b); and

     WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Western Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.

     NOW, THEREFORE, IT IS ORDERED that:

Cease and Desist.
-----------------

1. The Holding Company and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling, or the aiding and abetting of unsafe or unsound practices that resulted in deteriorating asset quality, deficient earnings, and inadequate capital levels at its wholly owned subsidiary, Los Padres Bank, Solvang, California, OTS Docket No. 07935 (Association).




Harrington West Financial Group, Inc.
Order to Cease and Desist
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
Capital.
--------

2. By October 30, 2009, the Holding Company shall submit for Regional Director review and comment a consolidated capital plan to preserve and enhance the capital of the Holding Company and the Association (Capital Plan). At a minimum, the Capital Plan shall:

     (a) consider the requirements and restrictions imposed by this Order and the Order to Cease and Desist issued by the OTS against the Association, dated_______________, 2009
     (Association Order);

     (b) address specifically the actions to be taken by the Holding Company to cause the Association to attain and maintain the required capital ratios in the Association Order and provide time frames for those actions;

     (c) provide quarterly pro forma capital projections for the Holding Company and the Association; and (d) describe all relevant assumptions and projections.

3. Within fifteen (15) days of receipt of any comments from the Regional Director, the Board shall make the changes, if any, to the Capital Plan required by the Regional Director. Thereafter, the Board shall adopt and ensure that the Holding Company implements and complies with the Capital Plan. Within five (5) days of the Board meeting at which it was adopted, the Holding Company shall provide a copy of the Capital Plan adopted by the Board to the Regional Director.




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4. [On the first (1st) and fifteenth  (15th) of each month,  beginning  with the month of December 2009, Senior Executive Officers(1) (Management) shall provide the Regional Director and the Board with written updates on the status of steps taken by the Holding Company to comply with the Capital Plan (Capital Plan Updates).

5. Within thirty (30) days after the end of each month, beginning with the month of November 2009, Management shall also provide monthly variance reports (Monthly Capital Plan Variance Reports) to the Regional Director and the Board that describe the Holding Company's compliance with the Capital Plan. The Monthly Capital Variance Reports shall: (a) detail actual operating results versus projected results; (b) include detailed explanations of any material deviations; and (c) include a description of any specific corrective actions or measures that have been implemented or are proposed to address each material deviation.

6. The Board's review of the Capital Plan Updates and the Monthly Capital Plan Variance Reports and its evaluation of Management's compliance with the Capital Plan shall be thoroughly documented in the Board meeting minutes. The Holding Company shall submit the Board meeting minutes to the Regional Director within five (5) days of the Board meeting.

Capital Distributions and Stock Repurchases.
--------------------------------------------

7. Effective immediately, the Holding Company shall not declare, make, or pay any dividends or other capital distributions, or repurchase or redeem any capital stock without receiving the prior written non-objection of the Regional Director. The Holding Company's written request for such non-objection shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed dividend payment, capital distribution or stock redemption.



-------------------
(1) The term Senior Executive Officer is defined at 12 C.F.R. ss. 563.555.

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8.  Effective  immediately,  the  Holding  Company  shall not take,  directly or indirectly, dividends or any other form of payment representing a reduction in the Association's capital from the Association without receiving the prior written non-objection of the Regional Director. The Holding Company's written request for such non-objection shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of receipt of the proposed dividend payment or capital distribution.

Debt Limitations/Restrictions.
------------------------------

9. Effective immediately, the Holding Company shall not incur, issue, renew, repurchase, or rollover any debt, increase any current lines of credit, or guarantee the debt of any entity without receiving the prior written notice of non-objection of the Regional Director. The Holding Company's written request for such non-objection shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of any such proposed action.

Operations Plan.
----------------

10. By October 30, 2009, the Holding Company shall submit to the Regional Director for review and comment an Operations Plan that addresses how the Holding Company will meet all financial obligations for the remainder of calendar year 2009 through the end of calendar year 2012, including, but not limited to, payments on senior notes, dividend payments on preferred stock, and interest payments on trust preferred securities without reliance on dividends from the Association. The Operations Plan shall include, at a minimum, comprehensive pro forma cash flow projections detailing all anticipated sources and uses of funds, including, but not limited to, any scheduled payment obligations of Holding Company related to outstanding debt, deferred dividends, operating expenses, and equity issuances.




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11.  Within  fifteen  (15) days of receipt  of any  comments  from the  Regional
Director, the Board shall make the changes, if any, to the Operations Plan required by the Regional Director. Thereafter, the Board shall adopt and ensure that the Holding Company implements and complies with the Operations Plan. Within five (5) days of the Board meeting at which it was adopted, the Association shall provide a copy of the Operations Plan adopted by the Board to the Regional Director.

12. Any request to modify the Operations Plan shall be submitted to Regional Director for review and written non-objection at least thirty (30) days prior to the proposed date to implement any such modification.

13. On a quarterly basis, beginning with the quarter ending December 31, 2009, the Board shall review a report prepared by Management detailing the adequacy of the Operations Plan given the projected financial obligations of the Holding Company and actual operating results, including a detailed description of any material deviations from the Operations Plan and a description of any corrective actions or measures that have been implemented or are proposed to address each material deviation (Variance Analysis Report).


14. Within thirty (30) days after the end of each quarter, beginning with the quarter ending December 31, 2009, the Board shall provide the Regional Director with a copy of each Variance Analysis Report, and the minutes from the Board meeting containing the Board's discussion of the Variance Analysis Report, including, if applicable, any Board discussion of possible modifications to the Operations Plan.

Thrift Oversight.
-----------------

15. Effective immediately, the Holding Company shall ensure the Association's compliance with applicable laws, rules and regulations and all terms and conditions of the Association Order.




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Directorate and Management Changes.
-----------------------------------

16. Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in directors and Senior Executive Officers set forth in 12 C.F.R. Part 563, Subpart H.

Employment  Contracts/Compensation Arrangements.
------------------------------------------------

17. Effective immediately, the Holding Company shall not enter into, renew, extend, or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or Director of the Holding Company, unless it first provides the Regional Director with not less than thirty (30) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement, or a detailed written description of the compensation arrangement to be offered such Officer or Director, including all benefits and perquisites. The Board shall ensure that any contract, agreement, or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359.

Severance and Indemnification Payments.
---------------------------------------

18. Effective immediately, the Holding Company shall not make any golden parachute payment(2) or prohibited indemnification payment(3) unless, with respect to each such payment, the Holding Company has complied with the requirements of 12 C.F.R. Part 359.

Effective Date, Incorporation of Stipulation.
---------------------------------------------

19. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.



-------------------
(2) The term "golden parachute payment" is defined at 12 C.F.R. ss. 359.1(f).
(3) The term "prohibited indemnification payment" is defined at 12 C.F.R.
    ss. 359.1(l).

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Order to Cease and Desist
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Duration.
---------

20. This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.
------------------

21. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

22. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Holding Company that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

Submissions and Notices.
------------------------

23. All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified time frames.

24. Except as otherwise provided herein, all submissions, requests, communications, consents, or other documents relating to this Order shall be in writing and sent by first-class U. S. mail (or by reputable overnight carrier, electronic facsimile transmission, or hand delivery by messenger) addressed as follows:

        (a)     To the OTS:
                -----------

                C.K. Lee, Regional Director
                Western Region, Office of Thrift Supervision
                225 E. John Carpenter Freeway, Suite 500
                Irving, TX 75062-2326




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

                With a copy to:
                ---------------

                Anthony J. Jardieu, III, Assistant Director
                Office of Thrift Supervision, Western Region
                225 E. John Carpenter Freeway, Suite 500
                Irving, TX 75062-2326

        (b)     To the Holding Company:
                -----------------------

                Craig J. Cerny, Chairman
                Harrington West Financial Group, Inc.
                610 Alamo Pintado Road
                Solvang, CA 93463


No Violations Authorized.
-------------------------

25. Nothing in this Order or the Stipulation shall be construed as allowing the Holding Company, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.



                                OFFICE OF THRIFT SUPERVISION


                                By: /s/
                                    --------------------------------------------
                                    C.K. Lee
                                    Regional Director, Western Region

                                    Date: See Effective Date on page 1



















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